EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the stock of Flight Safety Technologies, Inc. dated as of January 26, 2009 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: January 26, 2009

CUMMINS FAMILY LIMITED PARTNERSHIP

By:  Cummins Family Holdings, LLC
        Its General Partner

By:  /s/ Wesley Cummins
     Wesley Cummins, Member

By:  /s/ Lance Cummins
     Lance Cummins, Member

CUMMINS FAMILY HOLDINGS, LLC

By:  /s/ Wesley Cummins
     Wesley Cummins, Member

By:  /s/ Lance Cummins
     Lance Cummins, Member

  /s/ Wesley Cummins
Wesley Cummins

  /s/ Lance Cummins
Lance Cummins